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                                 EXHIBIT 10.11

                            PENDLETON PROMISSORY NOTE

Sacramento, California

$148,000                                                        July 15, 1997

On or before July 15, 2000, Richard Pendleton promises to pay VantageMed Corporation the principle sum of One Hundred Forty-eight Thousand Dollars $148,000), with interest at the rate of 5.25 percent per year (computed on the basis of a 365-day year). Interest only payments are payable annually on July 15 of each year, beginning on July 15, 1998 or together with payment of the principle sum of this Note.





MAKER




/s/ Richard Pendleton
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Richard Pendleton